UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

Technical Olympic USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

On March 1, 2005, Technical Olympic USA, Inc. (the "Company") announced the declaration of a five-for-four stock split, described in greater detail in Item 8.01 below. As a result of the declaration of the stock split, the Company adjusted 2005 earnings guidance to $2.63 per share (based upon an estimated 59 million fully diluted shares). A copy of the press release is attached as Exhibit 99.1.

Item 8.01. Other Events.

A copy of a press release issued by Technical Olympic USA, Inc. (the "Company") on March 1, 2005 announcing the declaration of a five-for-four stock split, which will be effected in the form of a 25% stock dividend to shareholders of record at the close of business on March 11, 2005, is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of Technical Olympic USA, Inc., dated March 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Olympic USA, Inc.

March 1, 2005	By:	Beatriz L. Koltis

Name: Beatriz L. Koltis
Title: Associate General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 1, 2005, of Technical Olympic USA, Inc.